UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ACCREDITED HOME LENDERS HOLDING CO.

(Exact Name of Registrant as Specified in its Charter)

Delaware	04-3669482
(State of incorporation)	(I.R.S. Employer Identification No.)

105030 Avenue of Science, Suite 100
San Diego, California	92128
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Not Applicable	Not Applicable

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☒

Securities Act registration statement file number to which this form relates:

333-91644

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001

(Title of class)

Item 1.    Description of Registrant’s Securities to be Registered

The information contained under the heading “Description of Capital Stock – Common Stock” in the Registrant’s Registration Statement on Form S-1, as amended (Commission File No. 333-91644), filed with the Securities and Exchange Commission (the “Form S-1 Registration Statement”), is hereby incorporated by reference.

Item 2.    Exhibits

The following exhibits are filed as part of this Registration Statement:

3.1	(1)	Amended and Restated Certificate of Incorporation of the Registrant.

3.2	(1)	Bylaws of the Registrant.

4.1	(1)	Specimen Common Stock Certificate.

4.2	(2)	Second Amended and Restated Investors’ Rights Agreement.

(1)	Filed with amendment number 3 to Registration Statement on Form S-1 (File No. 333-91644) dated November 12, 2002.
(2)	Filed with amendment number 1 to Registration Statement on Form S-1 (File No. 333-91644) dated August 30, 2002.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 6, 2003

ACCREDITED HOME LENDERS HOLDING CO.

By:	/s/ JOHN S. BUCHANAN
John S. Buchanan Chief Financial Officer

EXHIBIT INDEX

3.1	(1)	Amended and Restated Certificate of Incorporation of the Registrant.

3.2	(1)	Bylaws of the Registrant.

4.1	(1)	Specimen Common Stock Certificate.

4.2	(2)	Second Amended and Restated Investors’ Rights Agreement.

(1)	Filed with amendment number 3 to Registration Statement on Form S-1 (File No. 333-91644) dated November 12, 2002.
(2)	Filed with amendment number 1 to Registration Statement on Form S-1 (File No. 333-91644) dated August 30, 2002.